UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2008

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-20797	74-1733016
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

555 IH-35 South, Suite 500		78130
New Braunfels, Texas		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (830) 626-5200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On December 9, 2008, the Board of Directors of Rush Enterprises, Inc. (the “Corporation”) approved an amendment and restatement of the Corporation’s Bylaws (the “Amended Bylaws”), effective immediately.  The Amended Bylaws revise the advance notice provisions therein for director nominations and other business to be properly brought before a shareholders meeting.

In addition to making conforming changes to the Corporation’s bylaws, the advance notice provisions set forth in Sections 2.9 through 2.11 of Article II were revised, and new Sections 2.12 through 2.15 of Article II were added, in order to, among other things:

•                                          Clarify that the advance notice procedures set forth in Sections 2.9 through 2.15 of Article II of the Amended Bylaws are the exclusive means for shareholders (each, a “Proponent”) to nominate directors at an annual or special meeting of shareholders or to propose other business at an annual meeting of shareholders, except for matters properly submitted for inclusion in the Corporation’s proxy materials in accordance with Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended (“Rule 14a-8”).

•                                          Revise the specific deadlines for Proponents to submit notice of director nominations and other business to be properly brought before shareholders meetings.

•                                          Broaden the type of information that Proponents must provide when submitting director nominations to include, among other things, (a) a description of all material relationships among the Proponent and the proposed nominee, and (b) a written questionnaire and written representation and agreement setting forth the information in Section 2.15 of the Amended Bylaws.

•                                          Require Proponents to disclose all ownership interests in the Corporation, including any hedging, derivative, short or other economic interests and any rights to vote the Corporation’s shares, and to periodically report changes in such information to the Corporation during the proxy solicitation period.

As a result of the revisions to the advance notice provisions, in order for a Proponent to nominate a director or submit other business at the Corporation’s 2009 Annual Meeting of Shareholders (without such business being included in the Corporation’s 2009 proxy materials pursuant to Rule 14a-8), the Proponent must comply with the new advance notice provisions set forth in Sections 2.9 through 2.15 of Article II of the Amended Bylaws, including without limitation providing written notice of such nomination and other business to the Corporation’s Secretary no earlier than the close of business on January 20, 2009 and no later than the close of business on February 19, 2009.  Proponents wishing to include a shareholder proposal in the Corporation’s 2009 proxy materials are required to comply with Rule 14a-8.

The above summary of the revisions to Article II of the Corporation’s bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended Bylaws, a copy of which is attached to this report as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit Title

3.1*	Rush Enterprises, Inc. Bylaws, as amended and restated

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Date: December 9, 2008	By:	/s/ STEVEN L. KELLER
Steven L. Keller
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

3.1	Rush Enterprises, Inc. Bylaws, as amended and restated